Exhibit 23.4

CONSENT OF INDEPENDENT PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Experts" and to the use in this Registration Statement on Form S-1 of our report dated March 20, 2012 related to consolidated financial statements of Camelot Services, Inc. as of and for the years ended December 31, 2011 and 2010.

/s/ Brown Smith Wallace LLC

January 28, 2013